EX-99.B(j)-tmconsnt

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-95015 of United Tax-Managed Equity Fund, Inc. on Form N-1A of our report dated March 7, 2000 appearing in the Statement of Additional Information, which is part of such Registration Statement.




/s/Deloitte & Touche LLP
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Deloitte & Touche LLP
Kansas City, Missouri
March 21, 2000